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            ALLENERGY MARKETING COMPANY, L.L.C. (MA)
                   Consolidated Balance Sheet
                     At September 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                        $  5.9
 Accounts receivable and unbilled revenue, net
   (including $1.3 from affiliates)                                       14.4
 Inventory                                                                                            8.8
 Prepaid expenses                                                                                     1.2
 Note receivable - affiliate                                                                          7.4
 Other current assets                                                                                 0.4
                                                                                                                  ------
    Total current assets                                                                                            38.1

 Investment in Weatherwise, U.S.A.                                                                    0.8
 Fixed assets, net                                                                                    0.9
 Goodwill                                                                                             0.3
 Other assets                                                                                         5.2
                                                                                                                  ------

    Total assets                                                                                   $ 45.3
                                                                                                   ======

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable (including $0.2 to affiliates)                                                   $  4.6
 Accrued expenses                                                                                     7.5
 Other current liabilities                                                                                 2.0
                                                                                                        ------
    Total current liabilities                                                                        14.1

 Other long-term liabilities                                                                          0.3
                                                                                                        ------

    Total liabilities                                                                                14.4

 Members' equity                                                                                     30.9
                                                                                                        ------
    Total liabilities and members' equity                                                          $ 45.3
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